Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

InterPrivate III Financial Partners Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Other	274,943,298(1)	N/A(2)	$ 274.95(2)	0.0000927	$ 0.03(3)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$ 274.95		$ 0.03
	Total Fees Previously Paid					—
	Total Fee Offsets					—
	Net Fee Due					$ 274.95		$ 0.03

(1)

Based on the maximum number of shares of Class A common stock, par value $0.0001 per share (“InterPrivate III Class A common stock”), of the registrant (“InterPrivate III”) estimated to be issued in connection with the business combination described herein (the “Business Combination”). Such maximum number of shares of InterPrivate III Class A common stock is based on the sum of: (a) 159,273,192 shares of InterPrivate III Class A common stock to be issued to the holders of shares of common stock, par value $0.0001 per share (“Aspiration common stock”), of Aspiration Partners, Inc. (“Aspiration”) (including the shares of Aspiration common stock issuable immediately prior to the effective time of the Business Combination from the exercise of all of the Aspiration warrants and Aspiration options pursuant to their terms and the Convertible Notes (as such terms are defined below)); (b) 100,000,000 shares of InterPrivate III Class A common stock that may be issued pursuant to the earn out provisions of the Merger Agreement described herein and (c) 15,670,106 shares of Aspiration common stock reserved for issuance upon the exercise of options to purchase Aspiration common stock outstanding as of February 11, 2022 and that may be issued after such date pursuant to the terms of the Merger Agreement described herein, which will convert into options to purchase shares of New Aspiration Class A common stock in accordance with the terms of the Merger Agreement described herein. “Convertible Notes” means, collectively, (i) the Second Amended and Restated Senior Secured Promissory Note and Guaranty, dated December 15, 2021, as amended, issued by Aspiration in favor of Inherent Aspiration, LLC, as holder, and Inherent Group, LP, as collateral agent, in the original principal amount equal to $97,000,000 (the “Inherent Note”), (ii) the Second Amended and Restated Senior Secured Promissory Note and Guaranty, dated December 15, 2021, issued by Aspiration in favor of AGO Special Situations LP, as holder, and Inherent Group, LP, as collateral agent, in the original principal amount equal to $4,504,700, (iii) the Second Amended and Restated Senior Secured Promissory Note and Guaranty, dated December 15, 2021, issued by Aspiration in favor of Mark Villanueva, as holder, and Inherent Group, LP, as collateral agent, in the original principal amount equal to $81,900, (iv) the Second Amended and Restated Senior Secured Promissory Note and Guaranty, dated December 15, 2021, issued by Aspiration in favor of Zion Consulting and Advisory LLC, as holder, and Inherent Group, LP, as collateral agent, in the original principal amount equal to $327,600, and (v) any other Convertible Notes entered into after the Amendment Date, or in replacement, substitution, exchange or extension of a Convertible Note referenced in clauses (i) through (iv) above, in each case, together with all renewals, extensions and modifications, and as amended, restated, supplemented or otherwise modified from time to time. For the avoidance of doubt, the Third Amended and Restated Note (as defined in the Inherent Note), (or any amendment, allonge, supplement or other modification to effect the same), if issued pursuant to Section 8(e) of the Inherent Note, will be included within the definition of Convertible Notes.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Aspiration is a private company for which no market exists for its securities, and Aspiration has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Aspiration securities expected to be exchanged in the Business Combination.

(3)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.